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                                                                   EXHIBIT 10.22


                           LENNOX INTERNATIONAL, INC.

                       NONEMPLOYEE DIRECTORS' COMPENSATION

                                AND DEFERRAL PLAN

                                 JANUARY 1, 1999


I.       OBJECTIVE AND PURPOSE:

         This is a restatement and continuation of the Director's Compensation Program adopted by Lennox International Inc. (the "Company") in Resolution 97-13, dated July 11, 1997, amended by Resolutions 99-19, dated April 23, 1999, Resolution 2001-15, dated October 10, 2001, and Resolution 2001-20, dated December 14, 2001. The purpose of the NONEMPLOYEE DIRECTORS' COMPENSATION AND DEFERRAL PLAN, (the "Plan") is to provide a procedure whereby members of the Board of Directors the Company who are not also employees of the Company may enter into a contractual agreement to receive all or part of the annual cash retainer payable by the Company to the Directors on account of their services as Directors (excluding fees payable to Directors for services as members of one or more committees of the Board and attendance fees for Board meetings) in the form of common stock of the Company, and, to the extent not taken in stock, to defer 25 percent or more of the cash retainer to the Director's termination of service on the Board of Directors.

II.      PLAN ADMINISTRATION:

         (a) The Plan will be administered by a committee (the "Committee") composed of the Compensation Committee of the Company's Board of Directors. Full power to interpret, construe and administer the Plan shall, except as otherwise provided in this Plan, be vested in the Committee. All actions of the Committee shall be by majority vote. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder. No member of the Committee may participate in any decision affecting his particular participation, benefits or any other right or obligation affecting him hereunder.

         (b) Common Stock Available for Awards. There shall be available for Awards under this Plan granted wholly or partly in Common Stock an aggregate 470,000 shares of Common Stock. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum, as it may deem appropriate.


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III.     ELIGIBILITY AND PARTICIPATION:

         Directors of the Company who are not full-time employees of the Company are eligible to participate in the Plan. Amounts subject to deferral will be evidenced by an individual Deferred Compensation Agreement (the "Agreement") between the Company and the individual Director. Each such Agreement shall indicate the amount to be deferred and the Beneficiary or Beneficiaries to receive payment in the event of the Director's death.

IV.      ELECTIONS:

         The annual retainer paid to a Director by the Company shall be paid in equal quarterly installments in the form of common stock of the Company ("Shares") and in cash in such proportions as may be elected hereunder by the Director; provided, however, that a minimum amount each year, currently $5,000, and as hereafter established by the Committee, shall be paid to the Director in Shares. The number of whole Shares to be transferred to a Director each quarter shall be determined by dividing the amount of the retainer to be paid in Shares that quarter by the fair market value of a Share as of the last business day preceding the date of such determination. For this purpose, fair market value shall mean the value determined most recently by an independent appraiser if shares are not then publicly traded, or, if shares are then publicly traded, the closing price per share on the consolidated transaction reporting system for the principal national securities exchange on which shares of common stock are listed on that date. Prior to the beginning of a calendar year, or prior to the beginning of his tenure if the Director begins service during a year, the Director may elect to defer payment of at least 25 percent, and up to the entire amount of the annual cash retainer to be paid to such Director for services to be rendered in his capacity as a Director during the calendar year. The Director shall execute his Agreement to participate in the Plan on a form provided by the Committee. An election to defer a cash retainer shall be irrevocable once made, and it shall continue to be effective in succeeding years unless revoked or revised at least 30 days prior to the beginning of any calendar year.

V.       MAINTENANCE OF ACCOUNT:

         The Company shall credit to an account established on the Company's books in the name of each participating Director the amount elected to be deferred for each year by the Director. Interest shall be credited to each such account on a monthly basis at an annual rate equal to the prime rate charged by the Company's lenders plus one percent per annum.

VI.      DISTRIBUTION OF BENEFITS UNDER THE PLAN:

         Subject to the terms and conditions mentioned below, the value of a Director's account under the Plan shall be paid in a cash lump sum as soon as practicable following the Director's termination of service as a director of the Company. If the Director has elected, on a form provided by the Committee, not later than the calendar year prior to such Director's termination, his payments shall be in the form of annual installments over a period of three years, beginning as soon as practicable following the termination of the Participant's directorship with the Company.



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         (a)      Attainment of Age 70.

                  Notwithstanding anything herein to the contrary, upon a Director's attainment of age 70, the value of his account shall be paid, in a lump sum or installments, as previously elected by the Director.

         (b)      Death of a Director.

         In the event that a Director shall die at any time prior to the complete distribution of all amounts payable to him under the Plan, the remaining unpaid value of his account shall be paid to the Beneficiary or Beneficiaries designated by the Director, or in the absence of any such designation, to his estate.

         (c)      Acceleration of Payment.

                  Notwithstanding anything herein to the contrary, the value of a Director's account shall be paid to him in a lump sum as soon as practicable following: (1) his termination of service due to disability; or (2) a severe financial hardship of the Director, as determined in the sole discretion of the Committee.

VII.     ASSIGNMENT:

         No Director or Beneficiary of a Director shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of a Director.

VIII.    WITHHOLDING:

         Any taxes required to be withheld from payments to a Director hereunder shall be deducted and withheld by the Company.

IX.      AMENDMENT AND TERMINATION:

         This Plan may be amended in whole or in part, prospectively or retroactively, by action of the Company's Board of Directors and may be terminated at any time by action of the Board of Directors; provided, however, that no such amendment or termination shall reduce any amount payable hereunder to the extent such amount accrued prior to the date of amendment or termination.



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X.       RIGHTS TO PARTICIPATION:

         The Company's sole obligation to Directors and their Beneficiaries shall be to make payment as provided hereunder and in any Agreement. All payments shall be made from the general assets of the Company and no Director shall have any right hereunder to any specific assets of the Company.

XI.      BINDING PROVISIONS:

         All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and personal representatives.

XII.     EFFECTIVE DATE:

         This Plan shall be effective for compensation earned commencing January 1, 1999.

XIII.    GOVERNING LAW:

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Texas and shall be construed accordingly.

         IN WITNESS WHEREOF, LENNOX INTERNATIONAL, INC. has signed and sealed this instrument the day and year first above written.

                                       LENNOX INTERNATIONAL, INC.



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